UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2009

PetroAlgae Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0301060
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

321-409-7500

(Our telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2009, the Board of Directors of PetroAlgae Inc. (“PetroAlgae”) appointed John S. Scott, Ph.D. as Chief Executive Officer. Dr. Scott has been the Chairman of the Board of Directors of PetroAlgae since December 16, 2008 and will continue in that role.

Dr. Scott founded XL TechGroup, Inc. in 2002 and has been a Director of XL TechGroup, Inc. and its Chief Executive Officer since its founding. XL TechGroup, Inc. initially developed PetroAlgae’s business prior to its sale to PetroTech Holdings Corp. Dr. Scott is an astrophysicist, entrepreneur and inventor who has founded and successfully grown eleven technology companies within the past 25 years. He has also been a consultant to the United States and various European governments, and was a national research council fellow at NASA. Dr. Scott is 58.

Dr. Scott has not entered into any compensatory plan, contract or arrangement in connection with his appointment as the Chief Executive Officer of PetroAlgae.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROALGAE INC.

Date: September 3, 2009	By:	/s/ David Szostak
	Name:	David Szostak
	Title:	President